EXHIBIT 11


                 SYNAPTIC PHARMACEUTICAL CORPORATION

          Computation of Primary Net Income (Loss) Per Share


                                 Three Months Ended         Nine Months Ended
                                   September 30,              September 30,
                                  1996        1995           1996        1995
                               ---------   ---------      ---------   ---------
Weighted average
 common shares outstanding     7,608,049     393,598      7,559,352     386,351
Weighted average shares
 underlying common stock
 options outstanding
 considered exercised, based
 on the treasury stock method    285,473          --             --          --

Weighted average shares
 underlying 1993 common stock
 warrants outstanding
 considered outstanding, based
 on the treasury stock method    18,539          --             --          --

Shares sold and shares
 underlying options granted
 within 12 months of initial
 registration statement
 filing, considered
 outstanding for periods
 prior to the initial public
 offering, based on the
 treasury stock method and
 the initial public offering
 price                                --      38,989             --      38,989
                              ----------   ---------      ---------   ---------
Shares used in computation of
 net income (loss) per share   7,912,061     432,587      7,559,352     425,340
                              ==========   =========      =========   =========

Net income (loss)               $729,044    ($48,479)   ($1,430,307)($2,287,145)
                                ========  ==========     ==========  ==========

Net income (loss) per share        $0.09      ($0.11)        ($0.19)     ($5.38)
                                    ====       =====          =====       =====





                            EXHIBIT 11


                SYNAPTIC PHARMACEUTICAL CORPORATION

      Computation of Fully Diluted Net Income (Loss) Per Share


                                 Three Months Ended         Nine Months Ended
                                   September 30,              September 30,
                                  1996        1995          1996         1995
                               ---------    ---------    ---------     --------

Weighted average
 common shares outstanding     7,608,049      393,598    7,559,352      386,351

Shares underlying common
 stock options outstanding
 considered exercised,
 based on the treasury
 stock method                    288,183      256,461      302,975      252,743

Shares underlying 1990
 Warrants outstanding
 considered exercised,
 based on the treasury
 stock method                         --           --           --          696

Shares underlying 1993
 Warrants outstanding
 considered exercised,
 based on the treasury
 stock method                     23,792           --       59,344           --

Shares sold and shares
 underlying options granted
 within 12 months of initial
 registration statement filing,
 considered outstanding for
 periods prior to the initial
 public offering, based on the
 treasury stock method and the
 initial public offering price        --       38,989           --       38,989

Weighted average convertible
 preferred stock
 outstanding, as if converted:
          Series 1                    --    1,260,214           --    1,260,214
          Series 2                    --    1,207,848           --    1,207,848
          Series 3                    --    1,924,574           --    1,924,574
          Series 4                    --      535,736           --      535,736
                               ---------    ---------     --------    ---------
Shares used in computation of
 net income (loss) per share   7,920,024    5,617,420    7,921,671    5,607,151
                               =========    =========    =========    =========

Net income (loss)               $729,044     ($48,479) ($1,430,307) ($2,287,145)
                                ========   ==========   ==========   ==========

Net income (loss) per share        $0.09       ($0.01)      ($0.18)      ($0.41)
                                   =====        =====        =====        =====